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                                 Exhibit (e)(7)

  Form of Selected Dealer Agreement dated as of April 1, 2002 between Merrill Lynch, Pierce, Fenner & Smith Incorporated and One Group Dealer Services, Inc.

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               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536

                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

     You have invited us to become a selected dealer to distribute shares of the open-end investment companies listed on Schedule A hereto, as amended from time to time in accordance with paragraph 10 (d) hereunder (hereinafter collectively referred to as the "Funds" or, individually, as the "Fund"), for which you are the principal underwriter and distributor on the following terms:

1.   Purchases of Fund Shares for Sale to Customers

     (a) We agree that all purchases by us from you shall be made only to cover orders received by us from our customers, or for our own bona fide investment.

     (b) We agree to sell shares of the Funds to our customers subject to minimum investment requirements applicable to each order and at the applicable public offering price described in the prospectus and statement of additional information of such Fund in effect on the date of the sale (the prospectus and statement of additional information as of any such sale date or of any applicable redemption or repurchase date being sometimes referred to together herein as the "then current prospectus"), provided, however, that it is understood that we assume no responsibility or liability for the determination of such price.

     (c) We shall not withhold placing orders received from our customers so as to profit ourself as a result of such withholding (e.g., by a change in the net asset value from that used in determining the public offering price to our customers).

     (d) We understand that all orders are subject to acceptance or rejection by you or the Fund in the sole discretion of either. No conditional order will be accepted by the Fund on any basis other than a definite price. The handling of orders by the parties shall be subject to such procedures as may be mutually agreed upon from time to time.

     (e) Payment for Fund shares purchased by us shall be made on the settlement date specified in your confirmation by New York Clearing House Funds or by Federal Funds wire. If such payment is not received by you, you reserve the right, without notice, either to cancel the sale, or, at your option, to sell the shares ordered back to such Fund, and in either case, you may hold us responsible for any direct loss suffered by you or by such Fund resulting from our failure to make payment as aforesaid.

2.   Selling Procedures/Sales Materials

     (a) "Sales Material," as used herein, shall include, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, circulars, research reports, market letters, performance reports or summaries, form letters, posters, signs and other similar materials, whether in print, hypertext, video, audio or other media, and any items derived

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from the foregoing, and including sales materials intended for wholesale use
(i.e., broker/ dealer use only) or retail use.

     (b) We shall not make any representation concerning the Funds or their securities except those contained in the then current prospectus or any Sales Materials furnished by you relating to the Funds. (We assume no responsibility or liability for representations contained in any of such documents.) You agree to notify us in writing at the address specified in paragraph (c) of any change to the prospectus or statement of additional information of each Fund, specifying such change, at least 10 days before the effective date of such change, provided that if such notice is not reasonably practicable, you may provide us with the required notice within such other period as is reasonable under the circumstances, but, in any event, not later than concurrently with such change.

     (c) You agree to supply to us at your expense additional copies of the prospectus, statement of additional information, shareholder materials, periodic reports and proxy statements for each of the Funds and any printed supplemental material in reasonable quantities upon request. We agree to deliver copies of the above materials to customers and potential customers in accordance with applicable law and the rules of the Securities and Exchange Commission ("SEC"). Further, you agree to provide to our Mutual Funds Marketing Department (the "Marketing Department") copies of the most recent amended or supplemented prospectus and statement of additional information of each Fund, and such other SEC filing as we may request, in reasonable quantities upon our request. Such materials shall be mailed to us at Merrill Lynch Mutual Funds Marketing,
Attention: Mutual Funds Administration, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

     (d) You agree not to distribute any Sales Materials (other than copies of the then current prospectus) to any of our employees or sales offices unless the distribution of such materials has been approved in writing by our Marketing Department in accordance with written procedures (as amended from time to time) distributed by the Marketing Department. In approving such materials for distribution within our offices or through our sales offices to our customers, we assume no I responsibility or liability for the representations or any omissions contained in any Sales Materials nor for representations or any omissions contained in the prospectus or statement of additional information relating to the Fund.

     (e) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by us on an internal basis only, we agree not to furnish or cause to be furnished to any third parties or to display publicly or publish any Sales Materials, except such Sales Materials relating to the Fund as may be distributed to us by you or approved for distribution by you upon our request.

     (f) With respect to Funds offering multiple classes of shares subject to differing sales charges, we have established compliance procedures designed to ensure that our customers are aware of the available methods of mutual fund financing and to ensure proper supervision of mutual fund recommendations.

3.   Redemption/Repurchase/Transfer of Fund Shares and Exchanges

     (a) If we purchase shares from our customers for redemption by the Fund or repurchase by you, we agree to pay such customers not less than the applicable redemption price (i.e., the currently quoted net asset value minus any applicable sales charges or redemption fees)

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determined as set forth in the then current prospectus of the Fund, provided, however, that it is understood that we assume no responsibility or liability for the determination of such price.

     (b) We shall not withhold placing redemption or repurchase orders received from our customers so as to profit ourselves as a result of such withholding (e.g., by a change in the net asset value from that used in determining the public offering price to our customers).

     (c) Redemption and repurchase orders are subject to such procedures as may be mutually agreed upon from time to time, provided that any order placed by us regarding the redemption or repurchase of Fund shares is subject to timely receipt by you or the Fund's transfer agent of all required documents.

     (d) Where shares of a Fund are held in the name of our customer directly at the Fund's transfer agent with us listed as the broker-dealer of record, and the customer requests that such shares be transferred to the name of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as nominee, you undertake to provide to us as soon as is practicable the account history in connection with processing a transfer request. Following a period of five days after we request such information pursuant to this subparagraph, you agree to pay a fee of $5 per order for each information request that is outstanding for the next 30 days or less. For information requests outstanding after the expiration of 30 days following the initial five day period, you agree to pay an additional monthly fee of $20 per order for every additional 30 days that such information request remains outstanding. Such fee will be payable to us upon your receipt of our bill related thereto.

     (e) Exchanges of shares between Funds will be effected in the manner and subject to the restrictions and charges described in the then current prospectuses of the relevant Funds. The handling of exchanges will be further subject to such other procedures as may be mutually agreed upon from time to time.

4.   Pricing Errors

     You agree to notify us promptly whenever a material error is made in the pricing of shares of a Fund and to indemnify us and hold us harmless against any and all losses, claims, damages, liabilities or expenses (including, but not limited to, any losses suffered by our clients and any additional costs and expenses related to the price correction, such as research costs, expenses related to developing computer software specifically for the price correction, processing overtime and notices to customers) to which we may become subject insofar as any such loss, claim, damage, liability or expense arises out of or is based on any material error or alleged material error made in the pricing of shares of a Fund. Payment shall be made by you promptly upon receipt of a bill from us stating the costs of the price correction and the expenses related thereto. In determining materiality for the purpose of this provision, we agree to follow the pricing error guidelines that the Securities and Exchange Commission has accepted for the net asset value materiality standard.

5.   Compensation

     (a) We understand that you will compensate us only in the case of purchases made for our customers, and then only where (i) an order for the purchase of securities is obtained by a registered representative in the employ of Merrill Lynch & Co., Inc. ("ML & Co.") or a direct or

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indirect subsidiary or other affiliate thereof and remitted to you promptly by us, (ii) a subsequent investment is made to an account established by registered representative of ML & Co. or other affiliate thereof; (iii) a subsequent investment is made to an account established by a broker-dealer other than us and is accompanied by a signed request from the account shareholder that a registered representative in the employ of ML & Co. or a direct or indirect subsidiary or other affiliate thereof receive the commission for that investment and/or for subsequent investment made in such account; or (iv) shares of a Fund are held by a customer directly at the Fund's transfer agent where we are listed as the broker-dealer of record.

     (b) We understand and agree that the applicable sales charge (whether assessed on a front-end or deferred basis) and the dealer concession payable to us for the sale of each class of shares of each Fund will be in an amount as set forth in the then current prospectus of the Fund or, in the alternative, as set forth in Schedule B hereto, as amended from time to time by mutual agreement of the parties. The parties agree that the applicable sales charge and dealer concession for any Fund added by amendment to this Agreement shall be the sales charge and dealer concession as set forth in the then current prospectus of such Fund or, in the alternative, as set forth in an amendment to Schedule B.

     (c) We understand and agree that in accordance with paragraph (b), shares may be purchased by our customers pursuant to a right of accumulation, a letter of intention, or other circumstance permitting a reduction or waiver of any applicable sales charge or dealer concession; however, if our customer fails to fulfill a letter of intention, you will pay us the amount required to reflect the appropriate concession based on actual purchases made by the customer. We agree to advise you of any letter of intention executed by our customers or any available right of accumulation in accordance with applicable procedures.

     (d) In the case of any sale of shares of a Fund for which a front-end sales charge is waived because of the size of the purchase, you agree to pay to us a "finder's fee" in such amount as set forth in the then current prospectus of the Fund or as agreed upon by us in Schedule B. Such fee will be payable on the date of settlement of any such sale of shares of each Fund, provided, however, that in an event the amount of the fee is subject to incremental changes based upon the dollar amount of the aggregate sales, you shall use you best efforts to pay such finder's fee as soon as possible but in no event later than five weeks after the date of settlement of such sale.

     (e) Certain of the Funds have adopted or may, in the future, adopt a plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). To the extent we provide services under the terms of the Plan in connection with the sale of a Fund's shares or servicing of the accounts of our customers, you shall pay us a fee upon the terms and conditions as set forth in the Plan and in the then current prospectus of such Fund or, in the alternative, as set forth in Schedule C hereto.

     (f) In addition to the fees discussed above and notwithstanding any termination of a Plan as described in paragraph (e), you shall pay us a fee as set forth in Schedule D hereto in exchange for which we will provide the services listed in Schedule D. Paragraphs (a) through (f) shall survive the termination of this Agreement.

     (g) We acknowledge and agree that (i) the Plan may be terminated by the board of trustees in accordance with Rule 12b-1 of the 1940 Act and that payment under such Plan would terminate in such event and (ii) payments by you pursuant to paragraph (f) would also terminate in the event you are terminated as distributor or otherwise cease to act in such capacity. It is further

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understood and agreed by the parties hereto that in the event the Plan shall terminate and/or you cease to be a distributor of the Funds, Banc One Investment Advisors Corporation (or any successor advisor to the Funds) shall continue to make the payments to us under paragraphs (e) as if the Plan remained in full force and effect and as required by paragraph 5(f). The provisions of this paragraph shall survive termination of this Agreement.

6.   NASD Membership

     (a) You and we are registered and/or licensed as a broker and/or dealer under the federal and applicable state laws. You and we represent and warrant to each other that you and we are each members of the National Association of Securities Dealers, Inc. (the "NASD").

     (b) Each of us agrees to notify the other immediately if we cease to be registered or licensed as a broker or dealer or fail to be a member in good standing of the NASD.

     (c) You and we agree to abide by the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules.

7.   Compliance with Regulatory Requirements

     You represent and warrant to us the following:

     (a) Each Fund has filed a registration statement (a "Registration Statement") with the SEC relating to its shares under the Securities Act of 1933 (the "1933 Act") on Form N-1A, including a prospectus and a statement of additional information. The Registration Statement (including the prospectus and the statement of additional information) conforms in all respects to the requirements of the 1933 Act, the 1940 Act and the rules thereunder.

     (b) To the extent required by law, each Fund is registered and its shares are qualified for sale in all states and other jurisdictions in the United States unless we are notified in writing to the contrary. We may rely solely on such representation in selling the shares, but you assume no responsibility or obligation as to our right as a broker-dealer to sell shares of the Funds in any state or jurisdiction.

     (c) The then current prospectus for each of the Funds contains such disclosure with respect to fees paid and charges imposed in connection with the sale of the Fund shares as is necessary to comply with the rules and regulations of the NASD, including, without limitation, disclosure of all compensation of the type described in paragraph 5 hereof as required by Rule 2830 of the NASD Conduct Rules. Such fees and charges will be in compliance with the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules.

     (d) Each investment adviser of each Fund is registered as an investment adviser under the Investment Advisers Act of 1940 and in any state where registration is required.

     (e) The Registration Statement (including the prospectus and statement of additional information) and any Sales Materials relating to the Fund provided by you to us do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (f) All Sales Materials will comply in all material respects with the rules and regulations of the SEC, the NASD and any states having such rules and regulations and will be

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filed with the NASD or SEC and the relevant states as required by the rules and regulations of the NASD, the SEC and such states, respectively.

     (g) The foregoing representations and warranties will be true and correct at all times during the term of this Agreement (with references to the Registration Statement being deemed to refer to the Registration Statement in effect at the time such reference is made and to the then current prospectus of the Fund).

8.   Indemnification

     (a) You agree to indemnify us (for the purposes of this Section 8, "us" and "we" shall mean Merrill Lynch, the officers, directors and employees of Merrill Lynch, and any person who is or may be deemed to be a controlling person of Merrill Lynch) and hold us harmless against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by us in any action or proceeding between the parties hereto or between us and any third party) to which we may become subject under the 1933 Act, the 1940 Act, or otherwise, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Registration Statement of any Fund (including any prospectus or statement of additional information which is part of any such Registration Statement) or any amendment or supplement thereto or in any Sales Material relating to a Fund provided to us by you (whether or not we have approved the use of such Sales Materials), or arises out of or is based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which you may otherwise have. No indemnity by you hereunder shall apply in respect of any prospectus, statement of additional information or Sales Materials used at a time not authorized under the 1933 Act or the regulations adopted thereunder, provided that you have informed us in writing that there is no such authorization.

     (b) If we seek indemnity under this Section we shall, promptly after receipt of notice of commencement of any action, suit or proceeding against us, give written notice of the commencement of such action, suit or proceeding to you, but the omission so to notify you shall not relieve you from any such obligation you may otherwise have. In case such notice of any such action shall be so given, you shall be entitled to participate at your own expense in the defense, or, if you so elect, to assume the defense of such action, in which event such defense shall be conducted by counsel (satisfactory to us) chosen by you; provided, however, that you shall not have the right to assume the defense of any action in which the named parties (including any implied parties) include both you and us and in which counsel to either of us has advised that there may be legal defenses available to us which are different from or in addition to those available to you. If you do not elect to assume the defense of such action and in cases where separate counsel is retained because of the availability of different defenses, you will reimburse us for the reasonable fees and expenses of any counsel retained by us. Payment (other than the reimbursement of our legal and other related fees and expenses, which will be payable to us upon your receipt of our bill related thereto) shall be made upon any final determination of liability resulting from such claim or misstatement or omission by a court, panel of arbitrators, administrative agency or self-regulatory organization, or upon any settlement of any dispute, the

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subject of which involves such a claim. In any action in which you have elected to assume the defense, we shall bear the fees and expenses of any additional counsel we retain, unless either of us has retained separate counsel because there are legal defenses available to one of us which are different from or in addition to those available to the other of us, in which case you shall bear the fees and expenses of our counsel as well.

     (c) This Section 8 shall survive the termination of this Agreement.

9.   Termination

     Either party hereto may cancel this Agreement upon 60 days' prior written notice to the other. This Agreement shall be in substitution of any prior agreement between us regarding the distribution of these shares.

10.  Miscellaneous

     (a) We understand and agree that we are acting as principal under this Agreement, and that we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. Nothing shall constitute us as a syndicate, association, joint venture, partnership, unincorporated business, or other separate entity or otherwise partners with you.

     (b) Each Fund reserves the right in its discretion and you reserve the right, in your discretion and without notice to us, subject to applicable law, to suspend sales or redemptions or to withdraw the offering of shares of the Fund.

     (c) All communication shall be sent to us at our offices at Merrill Lynch Mutual Funds Marketing, Attention: Mutual Funds Administration, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and to you at the address you have provided at the end of this Agreement. Notice shall be deemed to have been given on the date it was either delivered personally to the other party or any officer or member thereof or was either received by express delivery or telecopy (with receipt) by the other party at his or her address specified in this Agreement. Either party may change the address to which communications to it shall be sent by giving notice thereof in accordance with this provision.

     (d) We may amend this Agreement unilaterally, at any time and from time to time, to add additional Fund(s) to Schedule A hereof by delivery to you of a new or amended Schedule A containing the names of the additional Fund(s). Each of us hereby agrees that any such amendment will not be required to be signed by you but only by us. However, such amendment shall only become effective and part of this Agreement and be deemed binding upon the first sale by us of any shares of such additional Fund.

     (e) This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of law provisions.

     (f) This Agreement is not assignable or transferable and shall terminate automatically in the event of its assignment.

     (g) If a dispute arises between us and you with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure (the "NASD Code"). The parties agree, that

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to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry.

     (h) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

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Accepted:
Firm Name: One Group Dealer Services, Inc.
By: _________________________________________

_____________________________________________
Name

_____________________________________________
Title

Address:          1111 Polaris Parkway
                  ---------------------------
                  Columbus, OH 43271-1235

Dated: ______________________________________


Merrill Lynch, Piece, Fenner & Smith Incorporated


By: _________________________________________

         William J. Rittling
         First Vice President
         Director, Non-proprietary Funds

Accepted Solely for the Purposes of Section 5(g):

Advisor: Banc One Investment Advisors
         ------------------------------------

By: _________________________________________

_____________________________________________
Name

_____________________________________________
Title
Address:          1111 Polaris Parkway
                  ---------------------------
                  Columbus, OH 43271-1235

Dated: ______________________________________

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                                   SCHEDULE A

                           List of Participating Funds

One Group Mutual Funds

EQUITY FUNDS

Balanced (A)
Balanced (B)
Balanced (C)
Large Cap Growth (A)
Large Cap Growth (B)
Large Cap Growth (C)
Large Cap Value (A)
Large Cap Value (B)
Large Cap Value (C)
Mid Cap Growth (A)
Mid Cap Growth (B)
Mid Cap Growth (C)
Mid Cap Value (A)
Mid Cap Value (B)
Mid Cap Value (C)
Equity Income (A)
Equity Income (B)
Equity Income (C)
Diversified Equity (A)
Diversified Equity (B)
Diversified Equity (C)
Small Cap Growth (A)
Small Cap Growth (B)
Small Cap Growth (C)
Small Cap Value (A)
Small Cap Value (B)
Small Cap Value (C)
Diversified Mid Cap (A)
Diversified Mid Cap A
Diversified Mid Cap (C)
Diversified International (A)
Diversified International (B)
Diversified International (C)
Health Sciences (A)
Health Sciences (B)
Health Sciences (C)


INVESTOR FUNDS

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Investor Growth (A)
Investor Growth (B)
Investor Growth (C)
Investor Growth & income (A)
Investor Growth & Income (B)
Investor Growth & Income (C)
Investor Conservative Growth (A)
Investor Conservative Growth (B)
Investor Conservative Growth (C)
Investor Balanced (A)
Investor Balanced (B)
Investor Balanced (C)

BOND FUNDS

Intermediate Bond (A)
Intermediate Bond (B)
Intermediate Bond (C)
Government Bond (A)
Government Bond (B)
Government Bond (C)
Short-Term Bond (A)
Short-Term Bond (B)
Short-Term Bond (C)
Income Bond (A) I
Income Bond (B)
Income Bond (C)
Ultra Short-Term Bond (A)
Ultra Short-Term Bond (B)
Ultra Short-Term Bond (C)
High Yield Bond (A)
High Yield Bond (B)
High Yield Bond (C)
Treasury & Agency (A)
Treasury & Agency (B)
Treasury & Agency (C)
Bond Fund (A)
Bond Fund (B)
Bond Fund (C)

MUNICIPAL BOND FUNDS

Intermediate Tax Free Bond (A)
Intermediate Tax Free Bond (B)
Intermediate Tax Free Bond (C)
Municipal Income (A)
Municipal Income (B)
Municipal Income (C)
Arizona Municipal Bond (A)

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Arizona Municipal Bond (B)
Arizona Municipal Bond (C)
West Virginia Municipal Bond (A)
West Virginia Municipal Bond (B)
West Virginia Municipal Bond (C)
Louisiana Municipal Bond (A)
Louisiana Municipal Bond (B)
Louisiana Municipal Bond (C)
Ohio Municipal Bond (A)
Ohio Municipal Bond (B)
Ohio Municipal Bond (C)
Kentucky Municipal Bond (A)
Kentucky Municipal Bond (B)
Kentucky Municipal Bond (C)
Short-Term Municipal Bond (A)
Short-Term Municipal Bond (B)
Short-Term Municipal Bond (C)
Tax-Free Bond (A)
Tax-Free Bond (B)
Tax-Free Bond (C)
Michigan Municipal Bond (A)
Michigan Municipal Bond (B)
Michigan Municipal Bond (C)

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                                   SCHEDULE D

     We understand and agree that you have already paid us a fee of $50,000. In exchange for this fee we agree to set up support services for the sale of each new Fund, including due diligence, legal review, training, marketing and the establishment of operations and systems support. In addition, you agree to pay us the following fees: (i) a monthly fee of 25 basis points of total new gross sales of shares of any class of each Fund (excluding sales from reinvestment of distributions and exchanges of shares of one or more Funds for any other Fund or Funds), payable in arrears, and (ii) an annual fee, payable quarterly, of 10 basis points of the value of Fund shares (including sales from exchanges of shares of one or more Funds for any other Fund or Funds) held by our customers for more than one year, for our continuing due diligence, training and marketing. In computing the annual fee for shares purchased as the result of exchanges of shares of one or more Funds for any other Fund or Funds, the period of ownership will be measured from the date of purchase of the original shares. Such fees will be payable to us upon receipt of our bill related thereto.

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                                    EXHIBIT 1

          Pursuant to the Agreement by and among the parties hereto, MLPF&S shall perform the following Services:

          1. Maintain separate records for each Customer with respect to each of the Funds held by such Customer, which records shall reflect shares purchased and redeemed and share balances. MLPF&S shall maintain an omnibus account for each Fund with the transfer agent of the Funds representing the position of such Customers and such account shall be in the name of MLPF&S or its nominee as the record owner of the shares owned by such Customers.

          2. Transmit to the Funds purchase and redemption orders on behalf of Customers. Disburse or credit to Customers all proceeds of redemptions of shares of each of the Funds and all dividends and other distributions not reinvested in shares of each of the Funds.

          3. Prepare and transmit to Customers periodic account statements showing the total number of shares owned by them as of the statement closing date, purchases and redemptions of Fund shares by the customer during the period covered by the statement and the dividends and other distributions paid to the customer during the statement period (whether paid in cash or reinvested in Fund shares).

          4. Transmit to MLPF&S customers proxy materials, reports and other information required to be sent to shareholders under the federal securities laws received by MLPF&S from any of the Funds. Upon request of a Fund, MLPF&S will transmit to Customers fund communications deemed by the Fund, through its Board of Directors or other similar governing body, to be material to shareholders of the Fund. In the event MLPF&S were to mail any Fund materials, reports, prospectuses and other information to Customers/ shareholders of any Fund who are MLPF&S customers pursuant to this paragraph, Distributor agrees to reimburse MLPF&S or cause the Fund to reimburse MLPF&S for all out-of-pocket expenses, including, without limitation, reasonable clerical expenses incurred in connection with the distribution of such materials using rates and guidelines set forth in Rule 451.90 of the New York Stock Exchange Inc.

          5. Provide to the Funds such periodic reports as shall reasonably be concluded to be necessary to enable each of the Funds and its distributor to comply with State Blue Sky requirements.

          6. Provide to the Funds standard monthly CDSC reports.

                                       14